UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2012

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e):  On January 12, 2012, the Compensation Committee of the Board of Trustees (the “Committee”) approved the adoption of the 2012 Executive Incentive Plan for the Trust’s chief executive officer (the “CEO”) and chief financial officer (the “CFO”).  Both individuals will participate in a short-term incentive program, based on the achievement of funds from operations per share targets, subject to the Trust’s achievement of a maximum level of debt to EBITDA.  The CEO and the CFO will have target short-term incentive opportunities equal to 100% and 60% of base salary, respectively.

Threshold payout (50% of target incentive), target payout (100% of target incentive) and maximum payout (200% of target incentive) will be determined by the Committee based on its assessment of the achievement of performance goals established in advance by the Committee.

The foregoing description is qualified in its entirety by the 2012 Executive Incentive Plan attached as Exhibit 10.1 hereto, which is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1 2012 Executive Incentive Plan, dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	January 13, 2012	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	2012 Executive Incentive Plan, dated January 12, 2012

4